UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2005

Adobe Systems Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a) Amendment to Employment Agreement with Director

On December 7, 2005, Adobe Systems Incorporated (“Adobe”),  Adobe Macromedia Software LLC, a wholly-owned subsidiary of Adobe (formerly Macromedia, Inc., “Macromedia”) and Robert K. Burgess, a member of the board of directors of Adobe, entered into an amendment (the “Amendment”) to the amended and restated employment agreement by and between Macromedia and Mr. Burgess, dated January 21, 2005 (the “Prior Agreement”).  A copy of the Prior Agreement is incorporated by reference as Exhibit 10.1 to this Report and incorporated herein by reference.

Pursuant to the Amendment, the parties agreed that any payments which may be due to Mr. Burgess in connection with Mr. Burgess’s termination of employment and which may be subject to Internal Revenue Code Section 409A (“Section 409A”) shall be delayed until the earliest date necessary to enable such payments to be made without incurring an excise tax under Section 409A.

The summary of material terms of the Amendment set forth above is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.2 to this Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit		Incorporated by Reference*			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
10.1	Amended and Restated Employment Agreement by and between Macromedia, Inc. and Robert K. Burgess, dated January 21, 2005.	8-K	01/21/2005	10.01

10.2	Amendment to Employment Agreement by and between Adobe Systems Incorporated, Adobe Macromedia Software LLC and Robert K. Burgess, dated December 7, 2005.				X

* Reference for Exhibit 10.1 is to a filing made by Macromedia, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE SYSTEMS INCORPORATED

Date: December 12, 2005	By:	/s/ MURRAY J. DEMO
Murray J. Demo Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit		Incorporated by Reference*			Filed
Number	Exhibit Description	Form	Date	Number	Herewith
10.1	Amended and Restated Employment Agreement by and between Macromedia, Inc. and Robert K. Burgess, dated January 21, 2005.	8-K	01/21/2005	10.01

10.2	Amendment to Employment Agreement by and between Adobe Systems Incorporated, Adobe Macromedia Software LLC and Robert K. Burgess, dated December 7, 2005.				X

* Reference for Exhibit 10.1 is to a filing made by Macromedia, Inc.